UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Date of Report (Date Earliest Event Reported): August 12, 2025

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 South Rosemary Avenue Suite 224 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001	FOXO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 12, 2025, FOXO Technologies Inc., a Delaware corporation (the “Company”), received a letter from NYSE confirming that NYSE Regulation has determined to commence proceedings to delist the Class A Common Stock of the Company from NYSE American, pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Class A Common Stock. The share price went below the NYSE minimum price of $0.10 on August 12, 2025 and was immediately suspended from trading by NYSE.

The Company submitted an application to have its common stock traded on the OTC and has on August 12, 2025 received confirmation from FINRA’s Department of Market Operations that the trading symbol, “FOXO” has been assigned by them to the Common Stock of FOXO Technologies, Inc., and that the Company’s Class A Common Stock commenced trading on the OTC market as of August 13, 2025.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 14, 2025, the board of directors (the “Board”) of the Company concluded that the previously issued unaudited condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025 (the “Original 10-Q”) should no longer be relied upon because of an error in those financial statements relating to the Company’s accounting for measurement-period purchase price consideration owed in connection with the Company’s acquisition on September 10, 2024 of Rennova Community Health, Inc. (“RCHI”) from Rennova Health, Inc. (“RHI”). In connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2025, the Company determined that certain measurement-period purchase price consideration that had been settled as of March 31, 2025, should have been recorded in its financial statements at March 31, 2025 under the terms of the purchase agreement as follows:

On June 10, 2024, the Company entered into a stock exchange agreement dated June 10, 2024, (the “RCHI Agreement”), as amended and restated on September 10, 2024 (the “RCHI SEA”), which provided for RHI to exchange all of the outstanding shares of its subsidiary RCHI, including RCHI’s subsidiary Scott County Community Hospital, Inc. (“SCCH”), for a combination of equity and debt of the Company.

Per the terms of the RCHI SEA, in the event that the Company at any time after June 10, 2024 and during the twelve months thereafter, entered into any agreement or settlement agreement with any pre-existing holder of debt or other liability owed by the Company above $5.0 million (cumulative) then the consideration payable to RHI shall increase on a dollar-for-dollar basis for the aggregate settlement amount above $5.0 million. As of the September 10, 2024 acquisition date, the full scope of the Company’s obligations to pre-existing debt holders or other creditors was not determinable, as negotiations with creditors and debt holders remained open and unresolved. As of March 31, 2025, the Company had fully settled $5.1 million of cumulative debts and liabilities above $5.0 million, and, therefore, the Company should have recorded the additional purchase price consideration of $5.1 million for those completed settlements as a liability in its financial statements at March 31, 2025.

Accounting Standards Codification 805-10-25-13 through 25-20, states a business combination allows for a measurement period of up to one year following the acquisition date to adjust provisional amounts based on new information about facts and circumstances that existed as of the acquisition date. The obligation to increase the purchase price consideration based on settlements with pre-acquisition debt holders and creditors represents a contingent liability that:

1.	Existed as of the acquisition date- as the debts were pre-existing and known in general terms.

2.	The total liability payable could not be reasonably estimated at the time of acquisition due to ongoing negotiations, an expectation that the numbers payable would change and lack of final payment or settlement. In fact, the liability only materialized at the time of settlement/payment as has been demonstrated by several adjustments at that point for some of the qualifying liabilities.

3.	It was based on a terms outlined in the acquisition agreement, which anticipated measurement at one-year post-acquisition. It was expected that all matters could be resolved and finalized in one year, but that time frame has proved ambitious with a number of identified items remaining open past the one-year timeframe.

4.	Was resolved within the measurement period via settlement agreements that reflected facts and circumstances that existed as of the acquisition date but often reflected an adjustment (to the advantage of the Company) from the liability in our records.

Based on the accounting guidance noted above, the Company intends to amend its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 to record the portion of the provisional purchase price obligation that was settled as of March 31, 2025. The settlement amount of $5.1 million will be recorded at March 31, 2025 as an increase in goodwill and a payable to RHI for the purchase of RCHI.

The correction of the error impacted the unaudited condensed consolidated balance sheet, the acquisition footnote, the related parties’ payables and accrued expenses footnote, the supplemental disclosure of cash flow information and the disclosure of working capital deficit in the footnotes and in Management Discussion and Analysis at March 31, 2025. The correction of the error did not impact the statement of operations, stockholders’ equity, total cash flows, net loss or comprehensive loss.

The effect of the restatement on the Company’s unaudited condensed consolidated balance sheet as of March 31, 2025 is as follows:

Unaudited Condensed Consolidated Balance Sheets Data

	As Previously Reported March 31, 2025	Correction	As Restated March 31, 2025

Assets
Total current assets	$3,194,691	$-	$3,194,691
Goodwill	25,463,948	5,132,928	30,596,876
Other long terms assets	13,219,813		13,219,813
Total assets	$41,878,452	$5,132,928	$47,011,380

Liabilities and Stockholders’ Equity
Current liabilities
Related parties’ payables and accrued expenses	$1,841,883	5,132,928	$6,974,811
Other current liabilities	26,815,782	-	26,815,782
Total current liabilities	28,657,665	5,132,928	33,790,593
Noncurrent liabilities	3,567,941	-	3,567,941
Total liabilities	32,225,606	5,132,928	37,358,534
Commitments and contingencies
Stockholders’ equity
Total stockholders’ equity	9,652,846	-	9,652,846
Total liabilities and stockholders’ equity	$41,878,452	$5,132,928	$47,011,380

The Effect on the Acquisition Footnote is as Follows:

Acquisition of RCHI

	As Previously Reported at March 31, 2025	Correction	As Restated at March 31, 2025
Initial purchase price	$22,000,100	$-	$22,000,100
Additional purchase price consideration	-	5,132,928	5,132,928
Total purchase price	$22,000,100	$5,132,928	$27,133,028
Tangible and intangible assets acquired, net of liabilities assumed at fair value:
Tangible and intangible assets acquired	$14,274,919	$-	$14,274,919
Liabilities assumed	(15,864,997)	-	(15,864,997)
Assets acquired, net of liabilities assumed	(1,590,078)	-	(1,590,078)
Goodwill	$23,590,178	$5,132,928	$28,723,106

The Effect on the Related Parties’ Payables and Accrued Expenses Footnote is as Follows:

	As Previously Reported at March 31, 2025	Correction	As Restated at March 31, 2025
Payable to RHI for purchase of RCHI	$-	$5,132,928	$5,132,928
Total other related parties’ payable and accrued expenses	1,841,883	-	1,841,883
Total related parties’ payables and accrued expenses	$1,841,883	$5,132,928	$6,974,811

Correction of Supplement Cash Flow Information:

	As Previously Reported March 31, 2025	Correction	As Restated March 31, 2025

Purchase of RCHI	$-	$5,132,928	$5,132,928
Payable to RHI for purchase of RCHI	$-	$5,132,928	$5,132,928

Revision to Working Capital Deficit Disclosure:

Working capital deficit	$(25,462,974)	$(5,132,928)	$(30,595,902)

In addition, due to a scrivener’s error, the notes payable and the notes payable related parties amounts were inadvertently switched on the unaudited condensed consolidated balance sheet in the Original 10-Q for the three months ended March 31, 2025. The amount reflected on the notes payable line item of $2,945,950 should have been $2,587,513 and the amount reflected on the notes payable related party line item of $2,587,513 should have been $2,945,950. This error will be corrected on the amended March 31, 2025 unaudited condensed consolidated balance sheet.

The Company plans to file an amended Quarterly Report on Form 10-Q for the three months ended March 31, 2025 to include the unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and related disclosures reflecting the correction of the errors described above and their related effects as soon as practicable.

The Board and the Company’s management have discussed the matters in this Current Report on Form 8-K with its independent registered public accounting firm, Kreit & Chiu CPA LLP.

Cautionary Note Regarding Forward-Looking Statements

Information contained in this Current Report on Form 8-K, other than historical information, may be considered “forward-looking statements.” Forward-looking statements involve known and unknown risks, assumptions, uncertainties, and other factors. Statements made in the future tense, and statements using words such as “anticipates,” “will,” “plans,” “may,” “can,” “could,” “should,” “believe,” “think” or similar expressions are intended to identify forward-looking statements, including statements about the Company’s expectations in regard to the impact the errors described above will have on its unaudited condensed consolidated financial statements for the three months ended March 31, 2025 and the anticipated filing of the Amended 10-Q. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the Company’s control, and which risks and uncertainties have been described in greater detail in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Factors that could cause or contribute to such differences include: the review of the Company’s accounting, accounting policies and internal control over financial reporting; the preparation of the review, as applicable, of the Original 10-Q, the Amended 10-Q and the Company’s other filings with the Securities and Exchange Commission; and the subsequent discovery of additional adjustments to the Company’s previously issued financial statements. Actual events or results may differ materially from the Company’s expectations. In addition, the Company’s financial results and stock price may suffer as a result of this review and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process. The Company cautions you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Report or an earlier date as may be indicated. The Company disclaims any obligation to update any of these forward-looking statements as a result of new information, future events, or otherwise, except as expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Dated: August 18, 2025	By:	/s/ Seamus Lagan
Seamus Lagan
	Title:	Chief Executive Officer and Interim Chief Financial Officer